Exhibit 99.3

Statement on Succession Planning

As we have discussed on the May and August 2014 earnings calls, the contract between AquaAmerica, Inc. and Nicholas DeBenedictis, our CEO runs through June 30, 2015. The Board is actively conducting a succession planning project. Mr. DeBenedictis currently serves as CEO and Chairman of the Board, as he has for the past 23 years. He plans to stand for re-election for the role of Chairman/CEO at the 2015 Annual Meeting in May and, if elected, will remain as CEO through the end of his contract and has agreed to stay on further if needed. He also plans to stay on as non-executive Chairman until at least the Annual Meeting to be held in 2016. The Board believes that this plan provides ample time to ensure a smooth transition of leadership and executive responsibilities at Aqua.

On a personal note, Mr. DeBenedictis remains as active as ever in running the business by working with our very strong management team as we move the company forward in key areas, including growth through acquisition, rebuilding our water and wastewater infrastructure to the benefit of our customers and continuing to improve Aqua’s industry leading efficiency metrics. Management of the Company continues to keep its focus on our mission and concentrate on excellence in operations and meeting our commitments to our constituents. We hope to be in a position to provide you with more details as to the progress of the succession planning project in the early part of 2015.